                                                                    EXHIBIT 99.2

              INSTRUCTIONS AS TO USE OF THERMEDICS DETECTION INC.
                           SUBSCRIPTION CERTIFICATES
                                      AND
                    INTERNATIONAL HOLDER SUBSCRIPTION FORMS

                               ----------------

              CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

  The following instructions relate to a rights offering (the "Rights Offering") by Thermedics Detection Inc., a Massachusetts corporation (the "Company"), to the holders of its Common Stock, par value $.10 per share (the "Thermedics Detection Common Stock"), as described in the Company's Prospectus dated February 21, 1997 (the "Prospectus"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus. Holders of record of Thermedics Detection Common Stock at the close of business on February 6, 1997 (the "Thermedics Detection Record Date") are receiving 0.366 subscription rights (the "Rights") for each share of Thermedics Detection Common Stock held by them on the Thermedics Detection Record Date. Thermedics Inc. ("Thermedics"), as a holder of record of Thermedics Detection Common Stock, is redistributing the Rights received by it to the holders of its Common Stock, par value $.05 per share (the "Thermedics Common Stock"). Holders of record of Thermedics Common Stock are receiving
0.10 Rights for each share of Thermedics Common Stock held by them on February 21, 1997 (the "Thermedics Record Date"). An aggregate of approximately 1,900,000 Rights exercisable to purchase an aggregate of approximately 1,900,000 shares of Thermedics Detection Common Stock (the "Underlying Shares") are being distributed in connection with the Rights Offering. Each
Right is exercisable, upon payment of $    in cash (the "Subscription Price"),
to purchase one share of Thermedics Detection Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Right also carries the right to subscribe at the Subscription Price for an unlimited number of additional shares of Thermedics Detection Common Stock (the "Oversubscription Privilege"). Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Underlying Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (as defined below). If the Underlying Shares so available are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Underlying Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares they have purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising Oversubscription Privileges. See "The Rights Offering" in the Prospectus.

  No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Company and Thermedics has been rounded up to the nearest whole number in order to avoid issuing fractional Rights.

  The Rights will expire at 5:00 p.m., Eastern time, on March 19, 1997 (the "Expiration Date"). The Rights have been listed for trading on the American Stock Exchange.

  The number of rights to which you are entitled is printed on the face of your subscription certificate. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on the back of your subscription certificate and returning the certificate to the Subscription Agent in the envelope provided. If you are located outside of the United States or have an APO or FPO address, you have not been provided with a subscription certificate, but have received an International Holder Subscription Form (unless you are located in the United Kingdom). You should indicate your wishes with regard to the exercise or sale of your Rights by completing the International Holder Subscription Form and returning it to the Subscription Agent by mail or by telecopy at the address and telecopier number provided below. Holders located in the United Kingdom who are interested in participating in the Rights Offering should contact Lehman Brothers International (Europe), One Broadgate, London, England, EC2M 7HA, telephone 44-1-71-260-2793, telecopier 44-1-71-260-2635, attention: Mr. Adrian Norman.

  YOUR SUBSCRIPTION CERTIFICATE OR INTERNATIONAL HOLDER SUBSCRIPTION FORM MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATE MUST BE COMPLIED WITH AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

  THE ISSUANCE OF SHARES UPON THE EXERCISE OF RIGHTS IS CONDITIONED UPON THE SALE OF AT LEAST 1,000,000 SHARES OF THERMEDICS DETECTION COMMON STOCK IN THE RIGHTS OFFERING OR TO THE STANDBY UNDERWRITERS DESCRIBED IN THE PROSPECTUS. IF AT LEAST 1,000,000 SHARES ARE NOT SOLD, THE SUBSCRIPTION PRICE WILL BE RETURNED TO YOU WITHOUT INTEREST OR DEDUCTION.

1. SUBSCRIPTION PRIVILEGE.

  To exercise Rights, complete Form 1 of the subscription certificate and send your properly completed and executed subscription certificate or, for holders outside the United States or with APO or FPO addresses, an International Holder Subscription Form, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. An International Holder Subscription Form, but not a subscription certificate, may be sent by telecopy to the Subscription Agent at the number provided below. Payment of the Subscription Price must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company as Subscription Agent, or (b) by wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041, Account No. 323294723, ABA No. 021 000 021. Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take up to five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your subscription certificate to your bank or broker in accordance with the procedures specified in Section 3(a) below, by making arrangements with such bank or broker for the delivery of funds on your behalf and requesting such bank or broker to exercise the subscription certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of EXHIBIT A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription certificate and the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of

Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed subscription certificate within three American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription certificate must be received by the Subscription Agent within three American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

  Banks, brokers and other nominee holders of Rights who exercise Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised and the number of shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Underlying Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Underlying Shares will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of the Rights pursuant to the Basic Subscription Privilege.

  The address, telephone and telecopier numbers of the Subscription Agent are as follows:

              If By Mail:                            If By Hand:
    American Stock Transfer & Trust        American Stock Transfer & Trust
 Company 40 Wall Street New York, New  Company 40 Wall Street, 46th Floor New
              York 10005                        York, New York 10005

                    If By Overnight Courier or Telecopier:
                    American Stock Transfer & Trust Company
                                40 Wall Street
                           New York, New York 10005
                       Telephone and Telecopier Numbers:
                            Telephone: 718-921-8200
                           Telecopier: 718-234-5001

  If you exercise less than all of the Rights evidenced by your subscription certificate by so indicating in Form 1 of your subscription certificate, the Subscription Agent will issue you a new subscription certificate evidencing the unexercised Rights or, if you so indicate in Form 3 of your subscription certificate, will endeavor to sell such unexercised Rights for you. However, if you choose to have a new subscription certificate sent to you, you may not receive such new subscription certificate in sufficient time to permit you to sell or exercise the Rights evidence thereby. International holders or holders with APO or FPO addresses who exercise less than all of their Rights will not receive a subscription certificate evidencing their remaining Rights. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the subscription certificate or International Holder Subscription Form delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Thermedics Detection Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2. DELIVERY OF STOCK CERTIFICATES, ETC.

  The issuance of shares of Thermedics Detection Common Stock purchased upon the exercise of Rights is conditioned upon the sale of at least 1,000,000 shares of Thermedics Detection Common Stock in the Rights Offering or to the Standby Underwriters (the "Closing Condition"). If the Closing Condition is satisfied, it is anticipated that the closing of the sale of shares issuable upon exercise of the Rights (the "Closing") will occur on or about the fourth business day following the Expiration Date. The date upon which the Closing occurs is referred to herein as the "Closing Date." If the Closing Condition is not satisfied, the Subscription Agent shall mail to you the aggregate Subscription Price delivered by you for the exercise of Rights, without interest or deduction, as soon as practicable after a determination has been made that the Closing will not occur. If the Closing occurs, the following deliveries and payments will be made to the address shown on the face of your subscription certificate or, in the case of international holders or holders with APO or FPO addresses, the address shown on the records of the Company or Thermedics, as the case may be, unless, in the case of domestic holders, you provide instructions to the contrary on Form 4 of your subscription certificate.

  (a) Basic Subscription Privilege and Oversubscription Privilege. As soon as practicable after the Closing Date, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Thermedics Detection Common Stock purchased pursuant to the Subscription Privilege and the Oversubscription Privilege.

  (b) Cash Payments. As soon as practicable after the Closing Date, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received in payment of the Subscription Price for Underlying Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

  Promptly following any sale of Rights through the Subscription Agent and receipt of the proceeds therefrom, the Subscription Agent will mail a check for any Rights sold to the holder of such Rights, less applicable commissions and other costs of sale.

3. SALE OR TRANSFER OF RIGHTS.

  (a) Sale of Rights through a Bank or Broker. To sell all Rights evidenced by a subscription certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed subscription certificate to your bank or broker. Your subscription certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue subscription certificates, if you wish to sell less than all of the Rights evidenced by the subscription certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your subscription certificate divided into subscription certificates of appropriate denominations by following the instructions in paragraph 4 of these instructions. The subscription certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a). International Holder Subscription Forms may not be used to sell, transfer or subdivide Rights except to instruct the Subscription Agent to sell the Rights as described in paragraph 3(c).

  (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the subscription certificate and have your signature guaranteed by an Eligible Institution. A subscription certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new subscription certificate issued. Because only the Subscription Agent can issue subscription certificates, if you wish to transfer less than all of the Rights evidenced by your subscription certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your subscription certificate into subscription certificates of appropriate smaller denominations by following the instructions in paragraph 4 of these instructions. The subscription certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

  (c) Sale of Rights through Subscription Agent. To sell some or all of the Rights evidenced by your subscription certificate through the Subscription Agent, you much check Form 3 and sign in the space marked "Signature of Holder(s)" and deliver the subscription certificate to the Subscription Agent or complete and deliver (by telecopy if desirable) an International Holder Subscription Form to the Subscription Agent. If proceeds from the sale of your Rights are to be paid or delivered to any person other than the person in whose name the subscription certificate was issued, you must complete Form 4 and your signature must be guaranteed by an eligible guarantor institution which is a participant in the securities transfer association recognized program (otherwise known as the Medallion Signature Guarantee Program). ANY SIGNATURE GUARANTEE NOT MADE IN ACCORDANCE WITH THE MEDALLION SIGNATURE GUARANTEE PROGRAM WILL NOT BE ACCEPTED BY THE SUBSCRIPTION AGENT. Proceeds from the sale of Rights sold pursuant to an instruction contained on an International Holder Subscription Form may only be paid and delivered to the record holder of the Thermedics Detection Common Stock or Thermedics Common Stock, as the case may be, as to which such Rights were issued. Your subscription certificate or International Holder Subscription Form should be delivered to the Subscription Agent in ample time for it to be sold and exercised, but in no event later than 11:00 a.m., Eastern time, on March 13, 1997. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers at a price that will result in net proceeds to the holder. If you wish to sell less than all of your Rights, you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold. Promptly following any sale of your Rights through the Subscription Agent and its receipt of the proceeds of sale, the Subscription Agent will send you, or your designee, a check for the net proceeds of such sale as described in the Prospectus. If you wish to sell your Rights through the Subscription Agent, you should complete the Substitute Form W-9 referred to in paragraph 8 below.

  (d) Automatic Sale of Rights for International Holders. If the Subscription Agent has not received instructions from international holders prior to 11:00 a.m., Eastern time, on March 13, 1997, it will sell the Rights held by such holders, if feasible, and remit the proceeds to them. The Subscription Agent's obligation to sell the Rights is subject to its ability to find buyers at a price that will result in net proceeds to the holder.

4. TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

  Send your subscription certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient time for new subscription certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new subscription certificates are to be issued in a name other than that in which the old subscription certificate was issued. Subscription certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new subscription certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5. EXECUTION

  (a) Execution by Registered Holder. The signature on the subscription certificate or the International Holder Subscription Form must correspond with the name of the registered holder exactly as it appears on the face of the subscription certificate or, in the case of international holders or holders with APO or FPO addresses, the name of the registered holder as shown on the records of the Company or Thermedics, as the case may be, without any alteration or change whatsoever. Persons who sign the subscription certificate or the International Holder Subscription Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  (b) Execution by Person Other than Registered Holder. If the subscription certificate or the International Holder Subscription Form is executed by a person other than the holder named on the face of the subscription certificate or shown on the records of the Company or Thermedics, as the case may be, proper evidence of authority of the person executing the subscription certificate or the International Holder Subscription Form must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

  (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in paragraph 3(b) above, to a transferee other than a bank or broker, or if you specify special payment or delivery instructions pursuant to Form 4.

6. METHOD OF DELIVERY.

  The method of delivery of subscription certificates or International Holder Subscription Forms and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., Eastern time, on the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

  In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent, at or prior to 5:00 p.m., Eastern time, on the Expiration Date, a DTC Participant Oversubscription Exercise Form, in the form available from the Subscription Agent, together with payment of the appropriate Subscription Price for the number of Underlying Shares for which the Oversubscription Privilege is to be exercised.

  If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.

8. SUBSTITUTE FORM W-9.

  Each Rights holder who elects either to exercise Rights or to have the Subscription Agent endeavor to sell such holder's Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as EXHIBIT B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to (i) dividends that may be paid by the Company on shares of Thermedics Detection Common Stock purchased upon the exercise of Rights (for those holders exercising Rights), or (ii) funds to be remitted in respect of Rights sold by the Subscription Agent (for those holders electing to have the Subscription Agent sell their Rights).

                                                                      EXHIBIT A

                                                           TO INSTRUCTIONS

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           SUBSCRIPTION CERTIFICATES
                                   ISSUED BY
                           THERMEDICS DETECTION INC.

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated February 21, 1997 (the "Prospectus") of Thermedics Detection Inc., a Massachusetts corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern time, on March 19, 1997 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mailed to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering" in the Prospectus. Payment of the Subscription Price of
$    per share for each share of Thermedics Detection Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern time, on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                          The Subscription Agent is:
                    American Stock Transfer & Trust Company

                             General Information:
                                1-718-921-8200

           By Mail:         Facsimile Transmission:        By Hand:
   American Stock Transfer &    1-718-234-5001     American Stock Transfer &
 Trust Company 40 Wall Street                    Trust Company 40 Wall Street
   New York, New York 10005                      46th Floor New York, New York
                                                             10005

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

                             GUARANTEE OF DELIVERY
       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificate representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three American Stock Exchange trading days after the date hereof.

                                                  Dated: ________________, 1997

                                                         (Name of Firm)

          (Address)                                  (Authorized Signature)


  (Area Code and Telephone
           Number)

  The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

Ladies and Gentlemen:

  The undersigned hereby represents that he or she is the holder of
Subscription Certificate(s) representing     Rights and that such Subscription
Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Thermedics Detection
Common Stock per Right with respect to each of     Rights represented by such
Subscription Certificate and (ii) the Oversubscription Privilege relating to such Rights to subscribe, to the extent that Excess Shares (as defined in the
Prospectus) are available therefor, for an aggregate of up to     Excess
Shares. The undersigned understands that payment of the Subscription Price of
$    per share for each share of Thermedics Detection Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern time, on the Expiration Date and represents that such payment, in the
aggregate amount of $   , either (check appropriate box):

  [_] is being delivered to the Subscription Agent herewith
                              or
  [_] has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

  [_] wire transfer of funds
    --name of transferor institution ............................
    --date of transfer ..........................................
    --confirmation number (if available) ........................

  [_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

  [_] certified check

  [_] bank draft (cashier's check)

  [_] money order
    --name of maker .............................................
    --date of check, draft or money order .......................
    --check, draft or money order number ........................
    --bank on which check is drawn or issuer of money order .....

Signature(s) ..........................
                                          Address .............................
                                          .....................................
 .......................................   .....................................
Name(s) ...............................

 .......................................   Area Code and Tel. No(s). ......

 .......................................   .....................................
        (Please type or print)

Subscription Certificate No(s). (if available) ................................

                                                                      EXHIBIT B
                                                                TO INSTRUCTIONS

                           IMPORTANT TAX INFORMATION

  Under the federal income tax law, (i) dividend payments that may be made by the Company on shares of Thermedics Detection Common Stock issued upon the exercise of Rights, and (ii) payments that may be remitted by the Subscription Agent to Rights holders in respect of Rights sold on such holders' behalf by the Subscription Agent, may be subject to backup withholding, and each Rights holder who either exercises Rights or requests the Subscription Agent to sell Rights should provide the Subscription Agent (as the Company's agent, in respect of exercised Rights, and as payer with respect to Rights sold by the Subscription Agent) with such Rights holder's correct taxpayer identification number on Substitute Form W-9 below. If such Rights holder is an individual, the taxpayer identification number is his social security number. If the Subscription Agent, which is also the transfer agent for the Company, is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

  Certain Rights holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

  If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31 percent of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like other withheld amounts, as an advance payment of the person's tax liability. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

  To prevent backup withholding, the Rights holder is required to notify the Subscription Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Rights holder is awaiting a taxpayer identification number).

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

  The Rights holder is required to give the Subscription Agent the social security number or employer identification number of the record owner of the Rights. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                     PAYER'S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY
-----------------------------------------------------------------------------------------------
 SUBSTITUTE             PART I--TAXPAYER IDENTIFICATION NO. __________    PART II--For
                                                                          Payees Exempt
 FORM W-9                                                                 from Backup
 DEPARTMENT OF THE      ----------------------------------------------    Withholding (see
 TREASURY INTERNAL                                                        enclosed Guidelines)
 REVENUE SERVICE        Enter your tax-           ____________________
                        payer identifica-          Social Security No.
                        tion number in the                OR
                        appropriate box.
 PAYER'S REQUEST FOR    For most individu-
 TAXPAYER               als, this is your
 IDENTIFICATION         social security
 NUMBER (TIN)           number. If you do
                        not have a number,
                        see Obtaining a
                        Number in the en-
                        closed Guidelines.

                        Note: If the              ____________________
                        account is in more             Employer
                        than one name, see          Identification
                        the chart on page               Number
                        2 of the enclosed
                        Guidelines to
                        determine what
                        number to give.


----------------------------------------------------------------------------------------------
 Certification--Under penalties of perjury, I certify that:
 (1) The number shown on this form is my correct Taxpayer Identification
     Number (or I am waiting for a number to be issued to me), and
 (2) I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue
     Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
 Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2)

 SIGNATURE: ________________________________   DATE: __________, 1997

-----------------------------------------------------------------------------------------------
  NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31%
OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR
ADDITIONAL DETAILS.


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

  GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-000000. The table below will help determine the number to give the payer.


-----------------------------------        -----------------------------------


                                                                                                 GIVE THE NAME
                       GIVE  THE NAME AND                                                        AND EMPLOYER
FOR THIS TYPE OF       SOCIAL SECURITY                                                           IDENTIFICATION
ACCOUNT:               NUMBER OF                                   FOR THIS TYPE OF ACCOUNT:     NUMBER OF
-----------------------------------------------                    -----------------------------------------------
1. Individual            The individual                            7. Corporation                The corporation
2. Two or more           The actual owner of                       8. Association, club,         The organization
   individuals (joint    the account, if                              religious, charitable,
   account)              combined funds, the                          educational or other
                         first individual on                          exempt organization
                         the account (1)                           9. Partnership                The partnership
3. Custodian account     The minor (2)                            10. A broker or registered     The broker or
   of a minor (Uniform                                                nominee                    nominee
   Gift to Minors Act)                                            11. Account with the           The public
4. a. The usual          The grantor-trustee (1)                      Department of Agriculture  entity
      revocable savings                                               in the name of a public
      trust (grantor is                                               entity (such as a State
      also trustee)                                                   or local government,
   b. The so-called      The actual owner (1)                         school district, or
      trust account that                                              prison) that receives
      is not a legal or                                               agricultural program
      valid trust under                                               payments.
      State law.                                                      --------------------------------------------
5. Sole                  The owner (3)
   Proprietorship
6. A valid trust,        Legal entity (do not
   estate or pension     furnish the
   trust                 identification number
                         of the personal
                         representative or
                         trustee unless the
                         legal entity itself is
                         not designated in the
                         account title)(4)
-----------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or your Employer Identification Number.

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

  If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Certain payees are exempt from backup withholding. For interest and dividends, the following payees are exempt:

 . A corporation.

 . An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under section 403(b)(7).

 . The United States or any of its agencies and instrumentalities.

 . A State, the District of Columbia, a possession of the United States or any of their political subdivisions or instrumentalities.

 . A foreign government or any of its political subdivisions, agencies or instrumentalities.

 . An international organization or any of its agencies or instrumentalities.

 . A foreign central bank of issue.

 . A dealer in securities or commodities required to register in the United
   States or a possession of the United States.

 . A real estate investment trust.

 . An entity registered at all times under the Investment Company Act of 1940.

 . A common trust fund operated by a bank under section 584(a).

 . A financial institution.

 . A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

 . An exempt charitable remainder trust, or a trust described in section
   4947.

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to non-resident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one non-resident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the taxpayer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to non-resident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereto.

PRIVACY ACT NOTICE

Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

(2)CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL
                                REVENUE SERVICE